Exhibit 4.9

WAIVER NO. 2

WAIVER No. 2 (this “Waiver No. 2”), dated as of January 14, 2015, to that certain Credit Agreement, dated as of June 17, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among HANGER, INC. (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Issuer.

W I T N E S S E T H:

WHEREAS, pursuant to Section 11.01 of the Credit Agreement, on December 12, 2014 (“Waiver No. 1”), the Borrower and the Required Lenders agreed to the waiver of the Credit Agreement and other Loan Documents as set forth in Annex I hereto.

WHEREAS, pursuant to Section 11.01 of the Credit Agreement, the Borrower and the Lenders party hereto agree to the further waiver of the Credit Agreement and other Loan Documents as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Waiver.  Subject to the satisfaction of the conditions set forth in Section Two hereof, the Required Lenders hereby (i) agree to amend and restate the definition of “Expiration Date” as set forth in Waiver No. 1 as follows: “Expiration Date” shall mean the earliest to occur of (x) compliance with Sections 7.01(b) and 7.02(b), (y) the close of business on March 17, 2015 and (z) an occurrence of any Event of Default under that certain Indenture, dated as of November 2, 2010, among the Borrower, certain of the Borrower’s subsidiaries and Wilmington Trust Company, as trustee and (ii) otherwise reaffirm the waivers granted pursuant to the terms of Waiver No. 1.

SECTION TWO - Conditions to Effectiveness.  This Waiver No. 2 shall become effective (the “Waiver No. 2 Effective Date”) upon satisfaction of each of the following conditions:

(a)                                 the Administrative Agent shall have received counterparts hereof signed by each of the Required Lenders and the Borrower;

(b)                                 after giving effect to this Waiver No. 2, no Default or Event of Default will have occurred and be continuing on such date;

(c)                                  the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower as to the satisfaction of the condition set forth in Section 2(b).

(d)                                 All fees and expenses payable on or before the date hereof by the Borrower to the Administrative Agent (or its Affiliates) in connection with this Waiver

No. 2 in accordance with Section 11.04 of the Credit Agreement and/or the Lenders (or their respective Affiliates) pursuant to this Waiver No. 2 shall have been paid, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, to the extent invoiced to the Borrower prior to the date hereof.

SECTION THREE — Consent Fee . Each Lender under the Credit Agreement who submits a signature page to this Waiver No. 2 shall receive a non-refundable fee equal to 0.075% of the aggregate principal amount of its Loans and/or Commitments immediately prior to the Waiver No. 2 Effective Date, which fee will be earned and due and payable in full on the Waiver No. 2 Effective Date.

You agree that once paid, the fees or any part thereof payable under this Waiver No. 2 will not be refundable under any circumstances. All fees payable under this Waiver No. 2 will be paid in immediately available funds and shall be in addition to any reimbursement of expenses to the extent reimbursable pursuant to this Waiver No. 2.  All amounts payable under this Waiver No. 2 will be made in United States dollars and shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter.  In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, or will be grossed up by the Borrower for such amounts.

SECTION FOUR - Governing Law.  This Waiver No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION FIVE — Full Force and Effect.  Except as expressly set forth herein, this Waiver No. 2 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

SECTION SIX — Counterparts.  This Waiver No. 2 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver No. 2 to be duly executed and delivered as of the day and year first above written.

HANGER, INC.

By:	/s/ Thomas E. Kiraly
	Name:	Thomas E. Kiraly
	Title:	Executive Vice President and
Chief Financial Officer

[January 2015 Waiver]

Acknowledged and consented to
as of the date first set forth above:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Christine Trotter
	Name:	Christine Trotter
	Title:	Assistant Vice President

BANK OF AMERICA, N.A.,
as Issuer and Swing Line Lender

By:
Name:
Title:

[January 2015 Waiver]

Acknowledged and consented to
as of the date first set forth above:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Issuer and Swing Line Lender

By:	/s/ Whitney M. Fraga
	Name:	Whitney M. Fraga
	Title:	Senior Vice President

[January 2015 Waiver]

BANK OF AMERICA N.A. as a Lender

By:	/s/ Whitney M. Fraga
	Name:	Whitney M. Fraga
	Title:	Senior Vice President

January 2015 Waiver

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Christine Gardiner
	Name:	Christine Gardiner
	Title:	Assistant Vice President

Hanger 2015 Waiver

BOKF, NA dba Bank of Texas, as a Lender

By:	/s/ Chris O’Brien
	Name:	Chris O’Brien
	Title:	Vice President

Hanger 2015 Waiver

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Janet L. Wheeler
	Name:	Janet L. Wheeler
	Title:	Vice President

Hanger 2015 Waiver

Regions Bank, as a Lender

By:	/s/ James E. Watkins
	Name:	James E. Watkins
	Title:	Senior Vice President

Hanger 2015 Waiver

ASSOCIATED BANK, N.A. as a Lender
(Please type or print legal name of Lender)

By:	/s/ James A. Goody
	Name:	James A. Goody
	Title:	Vice President

Hanger 2015 Waiver

Royal Bank of Canada, as a Lender

By:	/s/ Eric Koppelson
	Name:	Eric Koppelson
	Title:	Authorized Signatory

Hanger 2015 Waiver

Sumitomo Mitsui Banking Corporation, as a Lender
(Please type or print legal name of Lender)

By:	/s/ David W. Kee
	Name:	David W. Kee
	Title:	Managing Director

Hanger 2015 Waiver

Fifth Third Bank, as a Lender

By:	/s/ Thomas Avery
	Name:	Thomas Avery
	Title:	Relationship Manager

Hanger 2015 Waiver

PROSPERITY BANK, a Texas banking association, successor by merger to The F&M Bank & Trust Company, as a Lender

By:	/s/ Eric Morse
	Name:	Eric Morse
	Title:	Vice President

Hanger 2015 Waiver

COMPASS BANK, as a Lender

By:	/s/ D. Sowards
	Name:	Debbie Sowards
	Title:	Senior Vice President

Hanger 2015 Waiver

SunTrust Bank,
as a Lender

By:	/s/ Mary E. Coke
	Name:	Mary E. Coke
	Title:	Vice President

If a second signature is necessary:

By:
Name:
Title:

[January 2015 Waiver]